                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

   A NATIONAL BANKING ASSOCIATION                       36-0899825
                                                        (I.R.S. EMPLOYER
                                                IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS             60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                         INDIANA MICHIGAN POWER COMPANY
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

       INDIANA                                      35-0410455
  (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)


     ONE SUMMIT SQUARE
     FORT WAYNE, INDIANA                               46801
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
         --------------------
         INFORMATION AS TO THE TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR
         SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.,
         Federal Deposit Insurance Corporation,
         Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE
         CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
         ------------------------------
         IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
         SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
         -----------------
         PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.       A copy of the existing by-laws of the trustee.*

         5.       Not Applicable.

         6.       The consent of the trustee required by
                  Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.       Not Applicable.

         9.       Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 18th day of February, 1997.


                        THE FIRST NATIONAL BANK OF CHICAGO,
                        TRUSTEE

                        BY      /S/ RICHARD D. MANELLA
                                RICHARD D. MANELLA
                                VICE PRESIDENT





* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                     February 18, 1997


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Indiana Michigan Power Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                        Very truly yours,

                        THE FIRST NATIONAL BANK OF CHICAGO

                        BY:     /S/ RICHARD D. MANELLA
                                RICHARD D. MANELLA
                                VICE PRESIDENT

                                   EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chicago  Call Date: 09/30/96  ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0460                                      Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                     DOLLAR AMOUNTS IN            C400         LESS THAN
                                                                                                ------------   ---------
                                                                         THOUSANDS        RCFD  BIL MIL THOU
                                                                     -----------------    ----  ------------


ASSETS
1.  Cash and balances due from depository institutions (from
    Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1)                              0081   4,041,784     1.a.
    b. Interest-bearing balances(2)                                                       0071   5,184,890     1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                          1754           0     2.a.
    b. Available-for-sale securities (from Schedule RC-B,
       column D)............                                                              1773   3,173,481     2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and
    Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold                                                                 0276   3,505,874     3.a.
    b. Securities purchased under agreements to resell                                    0277     145,625     3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)                                                            RCFD 2122 22,835,958                      4.a.
    b. LESS: Allowance for loan and lease losses                     RCFD 3123    418,851                      4.b.
    c. LESS: Allocated transfer risk reserve                         RCFD 3128          0                      4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)                                               2125  22,417,107     4.d.
5.  Assets held in trading accounts                                                       3545   8,121,948     5.
6.  Premises and fixed assets (including capitalized leases)                              2145     707,971     6.
7.  Other real estate owned (from Schedule RC-M)                                          2150       9,184     7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)                                                        2130      53,803     8.
9.  Customers' liability to this bank on acceptances outstanding                          2155     626,690     9.
10. Intangible assets (from Schedule RC-M)                                                2143     310,246    10.
11. Other assets (from Schedule RC-F)                                                     2160   1,658,123    11.
12. Total assets (sum of items 1 through 11)                                              2170  49,956,726    12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:         The First National Bank of Chicago        Call Date:  09/30/96 ST-BK:  17-1630 FFIEC 031
Address:                     One First National Plaza, Ste 0460                                                Page RC-2
City, State  Zip:            Chicago, IL  60670
FDIC Certificate No.:        0/3/6/1/8
                             ----------

SCHEDULE RC-CONTINUED
                                                DOLLAR AMOUNTS IN
                                                   THOUSANDS                              BIL MIL THOU
                                                -----------------                         ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum
       of totals of columns A and C
       from Schedule RC-E, part 1)                                    RCON 2200           22,369,341            13.a.
       (1) Noninterest-bearing(1)               RCON 6631  9,726,987                                            13.a.(1)
       (2) Interest-bearing                     RCON 6636 12,642,354                                            13.a.(2)
    b. In foreign offices, Edge and
       Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)                             RCFN 2200           10,026,286            13.b.
       (1) Noninterest bearing                  RCFN 6631    336,746                                            13.b.(1)
       (2) Interest-bearing                     RCFN 6636  9,689,540                                            13.b.(2)
14. Federal funds purchased and
    securities sold under
    agreements to repurchase in domestic
    offices of the bank and of
    its Edge and Agreement
    subsidiaries, and in IBFs:
    a. Federal funds
       purchased                                                      RCFD 0278              884,553            14.a.
    b. Securities sold
       under agreements to
       repurchase                                                     RCFD 0279              717,211            14.b.
15. a. Demand notes issued to the                                     RCON 2840               14,120            15.a.
       U.S. Treasury
    b. Trading Liabilities                                            RCFD 3548            5,409,585            15b.
16. Other borrowed money:
    a. With original maturity of one year
       or less                                                        RCFD 2332            3,414,577            16.a.
    b. With original
       maturity of more
       than one year                                                  RCFD 2333               46,685            16b.
17. Mortgage indebtedness and
    obligations under capitalized leases                              RCFD 2910              285,671            17.
18. Bank's liability on
    acceptance executed and outstanding                               RCFD 2920              626,690            18.
19. Subordinated notes and debentures                                 RCFD 3200            1,250,000            19.
20. Other liabilities (from Schedule RC-G)                            RCFD 2930            1,005,205            20.
21. Total liabilities (sum of items 13 through 20)                    RCFD 2948           46,049,924            21.
22. Limited-Life preferred stock and related surplus                  RCFD 3282                    0            22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                     RCFD 3838                    0            23.
24. Common stock                                                      RCFD 3230              200,858            24.
25. Surplus (exclude all surplus related to preferred stock)          RCFD 3839            2,925,894            25.
26. a. Undivided profits
       and capital reserves                                           RCFD 3632              770,670            26.a.
    b. Net unrealized holding gains (losses) on
       available-for-sale securities                                  RCFD 8434               10,194            26.b.
27. Cumulative foreign currency translation adjustments               RCFD 3284                 (814)           27.
28. Total equity capital (sum of items 23 through 27)                 RCFD 3210            3,906,802            28.
29. Total liabilities, limited-life preferred stock,
    and equity capital (sum of items 21, 22, and 28)                  RCFD 3300           49,956,726            29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the
    statement below that best describes the most
    comprehensive level of auditing work performed for
    the bank by independent external                                            Number

    auditors as of any date during 1995   .............RCFD 6724 . ....  N/A                                         M.1.
1 =   Independent audit of the bank                 4. =  Directors' examination of the bank performed
      conducted in accordance                             by other external auditors (may be required
      with generally accepted                             by state chartering authority)
      auditing standards by a certified
      public accounting firm which
      submits a report on the bank
2 =   Independent audit of the                       5 =  Review of the bank's financial statements by
      bank's parent holding company                       external auditors
      conducted in accordance with
      generally accepted auditing
      standards by a certified                       6 =  Compilation of the bank's financial
      public accounting firm which                        statements by external auditors
      submits a report on the
      consolidated holding company
      (but not on the bank                           7 =  Other audit procedures (excluding tax
      separately)                                         preparation work)
3 =   Directors' examination of the                  8 =  No external audit work
      bank conducted in
      accordance with generally
      accepted auditing standards
      by a certified public accounting
      firm (may be required by
      state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.